Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Jurisdiction of
Incorporation or
Organization

Schawk Thailand Ltd.	Thailand
Anthem Design & Consulting (Shenzhen) Co. Ltd.	China
Schawk Japan, Ltd.	Japan
Schawk Worldwide Holdings Inc.	United States
Schawk Holdings, Inc.	United States
Seven Seattle, Inc.	United States
Schawk USA Inc.	United States
Kedzie Aircraft LLC	United States
Schawk LLC	United States
Schawk de Mexico SRL de CV	Mexico
Schawk Servicios Administrativos SRL de CV	Mexico
Miramar Equipment, Inc.	United States
Schawk Digital Solutions Inc.	United States
Seven Worldwide UK Ltd.	United Kingdom
Schawk Holdings (Gibraltar) Ltd	Gibraltar
Winnetts UK Ltd.	United Kingdom
Schawk (Gibraltar) Ltd	Gibraltar
Schawk (Gibraltar) Ltd. Luxembourg SCS	Luxembourg
Schawk Luxembourg SARL	Luxembourg
Schawk Hong Kong Ltd	Hongkong
Schawk Belgium BVBA	Belgium
Schawk Poland Sp z.o.o.	Poland
Schawk Spain, SL	Spain
Schawk Wace Group	United Kingdom
Schawk UK Holdings Ltd.	United Kingdom
Seven Worldwide Ltd.	United Kingdom
Schawk UK Ltd.	United Kingdom
Wace Wiltshire Ltd.	United Kingdom
Schawk UK Corporate Packaging Ltd.	United Kingdom
Schawk Germany GMBH	Germany
Schawk UK Overseas Investments Ltd.	United Kingdom
Gallions Estates Ltd.	United Kingdom
Ripley Group Ltd.	United Kingdom
Clyde Gravure Ltd.	United Kingdom
Riddington and Co. Ltd.	United Kingdom
Ripley and Co. Ltd	United Kingdom
Ripley Roll Lable Ltd.	United Kingdom
Scrutton Speed Ltd.	United Kingdom
Dulip Ltd	United Kingdom
Schawk Canada, Inc.	Canada
Protopak Innovations, Inc.	Canada
Brandmark International Holding B.V.	Netherlands

Jurisdiction of
Incorporation or
Organization

DJPA Partnership B.V	Netherlands
DJPA Partnership Ltd	United Kingdom
Schawk Asia Pacific Pte. Ltd.	Singapore
Anthem Design Singapore Pte. Ltd	Singapore
Schawk India Pty. Ltd.	India
Schawk Holdings Australia Pty Ltd.	Australia
Schawk Australia Pty. Ltd.	Australia
Anthem! Design Pty Ltd.	Australia
Marque Brand Consultants Pty Ltd.	Australia
Schawk Labuan, Inc.	Malaysia
Schawk BVI Services, Inc.	British Virgin Islands
Schawk BVI Holdings, Inc.	British Virgin Islands
Schawk Imaging Sdn. Bhd.	Malaysia
Schawk Kuala Lumpur Sdn. Bhd.	Malaysia
Schawk Penang Sdn. Bhd.	Malaysia
Schawk Imaging (Shanghai) Co. Ltd.	China
Laserscan Technology (M) Sdn. Bhd.	Malaysia